UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 23, 2005

Univest Corporation of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 North main Street, Souderton, Pennsylvania	18964
(Address of principal executive offices)	(Zip Code)

(215) 721-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UNIVEST CORPORATION OF PENNSYLVANIA
CURRENT REPORT ON FORM 8-K

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 23, 2005, the Board of Directors of the Registrant approved an amendment and restatement of the Registrant’s bylaws (the “Amended Bylaws”). The Amended Bylaws make a number of technical corrections and minor revisions to the Bylaws along with certain material changes. The following is a summary of the material changes in connection with the Amended Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Record Date

The Amended Bylaws increase the number of days prior to a meeting the board of directors may fix as the record date from seventy to ninety.

Mandatory Retirement

The Amended Bylaws now permit the board of directors to allow a director who reaches 72 to serve up to an additional 3 years past the mandatory retirement date.

In addition, certain bylaws approved for amendment by the board, will have delayed implementation because the board plans to introduce certain parallel amendments to the articles of incorporation to a vote at the annual meeting of shareholders. More specifically, these amendments to the articles of incorporation and bylaws relate generally to reducing the quorum requirement at a shareholders meeting from 66 2/3% to a majority, changing certain requirements for nominations of directors and alternate directors, increasing the authorized number of shares of common stock from 24,000,000 to 48,000,000 and authorizing 10,000,000 shares of preferred stock.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description

3(ii)	Amended and Restated Bylaws of Univest Corporation of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVEST CORPORATION OF PENNSYLVANIA

Date: November 28, 2005	By:	/s/ Wallace H. Bieler
Wallace H. Bieler
Title: Chief Operation Officer & Chief Financial Officer

EXHIBIT INDEX

Exhibit

3(ii)	Amended Bylaws of Univest Corporation of Pennsylvania.